                                                    Registration No. ___________

    As filed with the Securities and Exchange Commission on August 15, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        CHILDTIME LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)


               MICHIGAN                                      38-3261854
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)

   38345 WEST 10 MILE ROAD, SUITE 100                          48335
       FARMINGTON HILLS, MICHIGAN                            (Zip Code)
(Address of Principal Executive Offices)


CHILDTIME LEARNING CENTERS, INC. 1995 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
         CHILDTIME LEARNING CENTERS, INC. DIRECTOR STOCK OPTION PLAN
                          (Full title of the plans)

                               HAROLD A. LEWIS
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      CHILDTIME LEARNING CENTERS, INC.
                     38345 WEST 10 MILE ROAD, SUITE 100
                         FARMINGTON HILLS, MI  48335
                   (Name and address of agent for service)

                               (248) 476-3200
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
==============================================================================================================
   Title of                                         Proposed                 Proposed
  securities                 Amount                  maximum                 maximum             Amount of
    to be                     to be              offering price             aggregate           registration
  registered               registered               per share             offering price             fee
--------------------------------------------------------------------------------------------------------------
Common Stock             300,000 shares           $10.75    (1)         $3,225,000    (1)        $  977.27
Common Stock              75,000 shares           $10.75    (1)         $  806,250    (1)        $  244.32
        Total            375,000 shares           $10.75                $4,031,250               $1,221.59
--------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Stock as quoted on The NASDAQ National Market System on August 13, 1997.





                               Page 1 of  8 Pages
                           Exhibit Index is on Page 8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. The Annual Report of Childtime Learning Centers, Inc. (the "Registrant") on Form 10-K for the fiscal year ended March 28, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The description of the Registrant's Common Stock included under the caption "Description of Capital Stock" on pages 41 through 43 of the Registrant's Prospectus, dated February 2, 1996, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as part of its Registration Statement on Form S-1 (Registration No. 33-99596), effective February 2, 1996 (the "Registration Statement"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Restated Bylaws generally provides that the Registrant will indemnify its directors and officers to the fullest extent authorized or permitted under the Michigan Business Corporation Act. The Michigan Business Corporation Act authorizes a corporation, under


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

certain circumstances, to indemnify its directors and officers (including to reimburse them for expenses incurred).

         The Registrant's Restated Articles of Incorporation generally limit the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither the Registrant nor its shareholders could recover monetary damages from the director, and the only course of action available to the Registrant's shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent claims against directors are limited to equitable remedies, the provision in the Restated Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty.

         Under the Restated Articles of Incorporation and the Michigan Business Corporation Act, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 551(l) of the Michigan Business Corporation Act, (iv) any transaction from which the director derived an improper personal benefit or (v) any act or omission that occurred before the effective date of the provision of the Restated Articles of Incorporation.

         Michigan corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their directors and officers. The Registrant has obtained directors' and officers' liability insurance. The policy provides aggregate coverage in the amount of $5.0 million.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.          EXHIBITS.

         4.1 Restated Articles of Incorporation, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-99596

         4.2 Restated Bylaws, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Registration No. 33-99596

         5.1     Opinion of Honigman Miller Schwartz and Cohn

         23.1    Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

         24.1 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)

         99.1 Childtime Learning Centers, Inc. Director Stock Option Plan, incorporated by reference as Exhibit 10.1 in the Company's Registration Statement on Form S-1, Registration No. 33-99596

         99.2 Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key Employees, incorporated by reference to Exhibit 10.2 in the Company's Registration Statement on Form S-1, Registration No. 33-99596

ITEM 9.          UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                  (i)      To include any prospectus required
                          by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                 Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by
                 Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on August 15, 1997.


                                        CHILDTIME LEARNING CENTERS, INC.



                                        By:       /s/ Harold A. Lewis
                                            ------------------------------------
                                             Harold A. Lewis, President,  Chief
                                             Executive Officer and Director




                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of CHILDTIME LEARNING CENTERS, INC., a Michigan corporation (the "Company"), hereby constitutes and appoints Harold A. Lewis and Michael M. Yeager, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, pursuant to the Childtime Learning Centers, Inc. 1995 Stock Incentive Plan For Key Employees and the Childtime Learning Centers, Inc. Director Stock Option Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                Title                                 Date
              ---------                                -----                                 ----
/s/ Harold A. Lewis                            President, Chief Executive                August 15, 1997
--------------------------------------           Officer and Director
    Harold A. Lewis


/s/ Michael M. Yeager                          Vice President, Chief Financial           August 15, 1997
--------------------------------------           Officer, Secretary and Treasurer
    Michael M. Yeager


/s/ Milton H. Dresner                          Director                                  August 15, 1997
--------------------------------------
    Milton H. Dresner


/s/ James W. Geisz                             Director                                  August 15, 1997
--------------------------------------
    James W. Geisz


/s/ George A. Kellner                          Director                                  August 15, 1997
--------------------------------------
    George A. Kellner


/s/ Leonard C. Tylka                           Director                                  August 15, 1997
--------------------------------------
    Leonard C. Tylka


/s/ Dr. Jason K. Feld                          Director                                  August 15, 1997
--------------------------------------
    Dr. Jason K. Feld


/s/ Benjamin R. Jacobson                       Director                                  August 15, 1997
--------------------------------------
    Benjamin R. Jacobson





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


                               INDEX TO EXHIBITS


Exhibit
Number                                     Exhibit                                                               Page No.
------                                     -------                                                               --------
 4.1              Restated Articles of Incorporation, incorporated by reference to
                  Exhibit 3.2 to the Company's Registrations Statement on Form S-1,
                  Registration No. 33-99596

 4.2              Restated Bylaws, incorporated by reference to Exhibit 3.4 to the
                  Company's Registration Statement on Form S-1, Registration No. 33-99596
 5.1              Opinion of Honigman Miller Schwartz and Cohn                                                      9

 23.1             Consent of Coopers & Lybrand L.L.P.                                                              10

 23.2             Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
 24.1             Power of Attorney (included after the signature of the Registrant contained on page 6  of this Registration Statement)

 99.1             Childtime Learning Centers, Inc. Director Stock Option Plan,
                  incorporated by reference as Exhibit 10.1 in the Company's Registration
                  Statement on Form S-1, Registration No. 33-99596

 99.2             Childtime Learning Centers, Inc. 1995 Stock Incentive Plan for Key
                  Employees, incorporated by reference to Exhibit 10.2 in the Company's
                  Registration Statement on Form S-1, Registration No. 33-99596



                                       8